Exhibit 99.1

Joint Filing Agreement Among
Pollos Investment GP Ltd, Primavera Capital Management Ltd and Pollos L.L.C.

WHEREAS, in accordance with Rule 13d-1(k)(1) under the Securities and Exchange Act of 1934, as amended (the "Act"), only one joint statement and any amendments thereto need to be filed whenever one or more persons are required to file such a statement or any amendments thereto pursuant to Section 13(d) of the Act with respect to the same securities, provided that said persons agree in writing that such statement or amendments thereto is filed on behalf of each of them.

NOW, THEREFORE, the parties hereto agree as follows:

Pollos Investment GP Ltd, Primavera Capital Management Ltd and Pollos L.L.C. do hereby agree, in accordance with Rule 13d-1(k)(1) under the Act, to file a statement on Schedule 13D relating to their ownership of the common stock of Yum China Holdings, Inc., and do hereby further agree that said statement shall be filed on behalf of each of them.

[Signature Page Follows]

PRIMAVERA CAPITAL MANAGEMENT LTD

Date: July 5, 2017	By:	/s/ Fred Zuliu Hu
	Name:	Fred Zuliu Hu
	Title	Authorized Signatory

POLLOS INVESTMENT GP LTD

Date: July 5, 2017	By:	/s/ Ena Leung
	Name:	Ena Leung
	Title	Authorized Signatory

POLLOS L.L.C.

Date: July 5, 2017	By:	/s/ Ena Leung
	Name:	Ena Leung
	Title	Authorized Signatory